Exhibit 3.66

DATE:	DOCUMENT ID	DESCRIPTION	FILING	EXPED	PENALTY	CERT	COPY
04/16/2001	200110300204	DOMESTIC ARTICLES/FOR PROFIT(ARF)	100.00	10.00	.00	.00	.00

Receipt

This is not a bill. Please do not remit payment

CSC
700 S. Second Street
Springfield, IL 62704

S T A T E    OF    O H I O

Ohio Secretary of State, J. Kenneth Blackwell

1222454

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

SKILLED NURSING—HICKSVILLE, INC.

and, that said business records show the filing and recording of:

Document(s)	Document No(s):
DOMESTIC ARTICLES/FOR PROFIT	200110300204

[SEAL]	Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 9th day of April, A.D. 2001.
Ohio Secretary of State

[SEAL]	Prescribed by J. Kenneth Blackwell

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ARTICLES OF INCORPORATION

(Under Chapter 1701 of the Ohio Revised Code)

Profit Corporation

        The undersigned, desiring to form a corporation, for profit, under Sections 1701.01 et seq. of the Ohio Revised Code, do hereby state the following:

FIRST.	The name of said corporation shall be:
SKILLED NURSING—HICKSVILLE, INC.
SECOND.	The place in Ohio where its principal office is to be located is
	401 Fountain Street, Hicksville (city, village or township) ,	Defiance	County, Ohio
THIRD.	The purpose(s) for which this corporation is formed is:
The purpose for which the corporation is organized to transact any or all lawful business for which corporations may be incorporated under the Act.

FOURTH.
The number of shares which the corporation is authorized to have outstanding is: 1,000
(Please state whether shares are common or preferred, and their par value, if any. Shares will be recorded as common with no par value unless otherwise indicated.)

IN WITNESS WHEREOF, we have hereunto subscribed our names, on	March 2, 2001 (date)

Signature:	/s/ PATRICIA RYAN	, Incorporator
Name:
Signature:		, Incorporator
Name:
Signature:		, Incorporator
Name: